EXHIBIT 23.1

TRIMBLE NAVIGATION LIMITED

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos.  33-37384,  33-39647,  33-45167,  33-45604,  33-46719,  33-50944, 33-57522,  33-62078,  33-78502,   33-84362,  33-91858,   333-04670,   333-28429, 333-53703, 333-84949,  333-38264, 333-65758,  333-97979,  333-118212, 333-138551, and 333-140941 pertaining  to the 1983 Stock Option Plan,  the Trimble  Navigation  Savings and Retirement  Plan,  the 1990  Director  Stock Option Plan,  the  "Position Us for Progress"  1992 Employee Stock Bonus Plan,  the 1992  Management  Discount Stock Option Plan, the 1993 Stock Option Plan, the 2002 Stock Plan, the 1988 Employee Stock Purchase Plan and the @Road, Inc. 2000 Stock Option Plan, Form S-3 Nos. 333-147155 and Form S-4 No. 333-139666, and in the related Prospectuses of our reports dated February 22, 2008, with respect to the consolidated  financial statements  and  schedule  of Trimble  Navigation Limited, and the  effectiveness of internal control over financial reporting of Trimble  Navigation  Limited, included in this Annual Report (Form10-K) for the year ended December 28, 2007.

/s/ Ernst & Young LLP

San Jose, California
February 22, 2008